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Cane  O'Neill  Taylor,  LLC

                                                 Telephone:     (702)  312-6255
                                                 Facsimile:     (702)  944-7100
                                                 E-mail:        telelaw@msn.com
                                                                ---------------

Affiliated  with  ORT  Law  Corporation
of  Vancouver,  British  Columbia,  Canada

                     _________________________
Michael A. Cane*     Stephen F.X. O'Neill **      Gary R. Henrie+
Michael H. Taylor***                              Christine S. Beaman ++



                                                    2300 West Sahara Avenue
                                                          Suite 500, Box 18
                                                        Las Vegas, NV 89102




January  10,  2003

North  American  General  Resources  Corporation
Suite  80  -  8190  King  George  Highway
Vancouver,  BC  V6Z  1N9

Re: North American General Resources Corporation, Registration Statement on Form SB-2

Ladies  and  Gentlemen:

We have acted as counsel for North American General Resources Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 8,023,579 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated January 10, 2003 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC

/s/ Gary R. Henrie
_____________________________
Gary R. Henrie, Esq.

   *Licensed Nevada, California, Washington and Hawaii State Bars; ** Washington
                         and British Columbia Bars only;
   ***Nevada and British Columbia Bars; + Nevada and Utah State Bars;  ++ Nevada
                          and North Carolina State Bars


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North  American  General  Resources  Corporation
January  10,  2003
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Gary R. Henrie
_____________________________
Gary R. Henrie, Esq.